Table of Contents

Filed pursuant to Rule 424(b)(5)

Registration No. 333-275476

PROSPECTUS SUPPLEMENT

(To Prospectus dated November 9, 2023)

275,808 Shares of Common Stock

ClearPoint Neuro, Inc.

We are offering 275,808 shares (the “Shares”) of our common stock, par value $0.01 per share (“Common Stock”), in a registered direct offering to certain investors (the “Investors”) in a privately negotiated transaction pursuant to this prospectus supplement and the accompanying prospectus. The purchase price of each Share of Common Stock to the purchasers identified in the securities purchase agreement dated May 12, 2025, by and among us and the purchasers listed on the signature pages thereto is $12.69 per Share.

Our Common Stock is listed on The Nasdaq Capital Market under the symbol “CLPT.” On May 9, 2025, the last reported sale price of our Common Stock on The Nasdaq Capital Market was $14.11 per share.

As of May 7, 2025, the aggregate market value of our outstanding Common Stock held by non-affiliates was approximately $346 million, which was calculated based on 27,989,194 shares of outstanding Common Stock, of which 26,019,069 shares were held by non-affiliates, and a price per share of $13.29 based upon the closing price of our Common Stock on The Nasdaq Capital Market on May 7, 2025. During the 12 calendar month period that ends on, and includes, the date of this prospectus supplement (excluding this offering), we have not offered or sold any shares of our Common Stock. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on the registration statement, of which this prospectus supplement is a part, in a public primary offering with a value exceeding more than one-third of our public float in any 12 month period so long as our public float remains below $75.0 million.

Investing in our Common Stock involves risks. See “Risk Factors” on page S-5 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement before making your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$12.69	$3,500,003.52
Proceeds to us, before expenses	$12.69	$3,500,003.52

We anticipate that delivery of the securities against payment will be made on or about May 12, 2025, subject to satisfaction of customary closing conditions.

The date of this prospectus supplement is May 12, 2025

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus relate to an offering of our Common Stock. Before buying any Shares of our Common Stock that we are offering, we urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated by reference as described under the headings “Where You Can Find More Information” and “Information Incorporated by Reference” in this prospectus supplement as well as any free writing prospectus we have authorized for use in connection with this offering. These documents contain important information that you should consider when making your investment decision.

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of our Common Stock and also adds to, updates and changes information contained in the accompanying prospectus and the documents incorporated by reference. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined, together with the documents incorporated by reference herein or therein. To the extent the information contained in this prospectus supplement differs from or conflicts with the information contained in the accompanying prospectus or any document incorporated by reference having an earlier date, the information in this prospectus supplement will control. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus supplement and the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement. We have not authorized anyone to provide you with information different from that which is contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we may authorize for use in connection with this offering. We do not take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

You should assume that the information contained in this prospectus supplement is accurate as of the date on the front cover of this prospectus supplement only and that any information we have incorporated by reference or included in the accompanying prospectus is accurate only as of the date given in the document incorporated by reference or as of the date of the accompanying prospectus, as applicable, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus, any related free writing prospectus, or any sale of our Common Stock. Our business, financial condition, results of operations and prospects may have changed since those dates. We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been or will be filed as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents incorporated by reference herein, and you may obtain copies of those documents as described below under the headings “Where You Can Find More Information” and “Information Incorporated by Reference.” We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the prospectus supplement and the accompanying base prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

S-i

This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. Persons into whose possession this prospectus supplement and the accompanying prospectus come are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and the accompanying prospectus.

This prospectus supplement and the accompanying prospectus incorporate by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus supplement or the accompanying prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus supplement, the accompanying prospectus and under similar headings in other documents that are incorporated by reference herein and therein and in any free writing prospectus we authorize for use in connection with this offering. Accordingly, investors should not place undue reliance on this information.

Solely for convenience, tradenames referred to in this prospectus supplement appear without the ® or TM symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these tradenames and trademarks. All trademarks, service marks and tradenames included or incorporated by reference in this prospectus supplement are the property of their respective owners.

Unless the context otherwise requires, references in this prospectus supplement to “ClearPoint,” the “Company,” “we,” “us,” “our” and similar terms refer to ClearPoint Neuro, Inc., a Delaware corporation, and its consolidated subsidiaries.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us and this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our Common Stock. For a more complete understanding of our Company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, and the information included in any free writing prospectus that we authorize for use in connection with this offering, including the information contained in and incorporated by reference under the heading “Risk Factors” on page S-5 of this prospectus supplement, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus.

Our Business

Overview

We are a commercial-stage medical device company, incorporated in 1998 as a Delaware corporation, that develops and commercializes innovative platforms for performing minimally invasive surgical procedures in the brain. From our inception in 1998, we have deployed significant resources to fund our efforts to develop the foundational capabilities for enabling magnetic resonance imaging (“MRI”) guided interventions, building an intellectual property portfolio, and identifying and building out commercial applications for the technologies we develop. In 2021, our efforts expanded beyond the MRI suite to encompass development and commercialization of neurosurgical device products for the operating room setting, as well as consulting services for pharmaceutical companies. Our products have been installed or used at over 100 centers globally.

Since 2020, we have evolved to become a company comprised of two components: (i) a business providing medical devices for neurosurgical applications, and (ii) a business focused on partnerships in the biologics and drug delivery space.

Medical Devices for Neurosurgical Application

The first foundational component of our business is focused on providing medical devices for neurosurgical applications.

Our primary medical device product, the ClearPoint system, is an integrated system comprised of hardware components, disposable components, and intuitive, menu-driven software. The primary applications for the ClearPoint system are to target and guide: (a) the insertion of deep brain stimulation electrodes, biopsy needles, and laser catheters; and (b) the infusion of pharmaceuticals into the brain. The ClearPoint system was originally designed for use in an MRI setting. In 2021, we launched the SmartFrame Array Neuro Navigation System and Software, which allows for operating room placement of the ClearPoint system and completion of the procedure in the MRI suite. In 2024, we introduced the SmartFrame OR Stereotactic System to the market, which allows for complete procedures to be performed in the operating room.

In 2022, we commenced commercialization of the ClearPoint Prism Neuro Laser Therapy System, a laser ablation system. The ClearPoint Prism Neuro Laser Therapy System was developed and is manufactured for us by CLS. We have exclusive global rights to commercialize the system for neuro applications.

S-1

Biologics and Drug Delivery

The second component of our business is focused on partnerships in the biologics and drug delivery space, supporting our customers from the earliest stages of their research through their clinical study and commercialization process. Since 2021, a growing and significant part of the revenue from our business is derived from preclinical development services, which include protocol consultation and solutions for preclinical study design and execution. Our consulting services include a core competency of in vivo biology services in large and small research models to assist our customers with establishing drug safety prior to and in support of their human clinical trials.

Currently, we have more than 60 pharma/biotech, academic, and contract research organization partners who are evaluating or using our products and services in trials to inject gene and cell therapies directly into the brain. These partnerships involve drug development programs that are at various stages of development ranging from preclinical research to late-stage regulatory trials for multiple distinct disease states. This part of our business potentially represents the largest opportunity for growth, which we estimate could have an approximately $7 billion market potential; however, our ability to grow in this market is dependent on our ability to maintain and establish new relationships with pharmaceutical company customers, such customers' continuation of research and product development plans, and such customers achieving success in completion of clinical trials and subsequent regulatory approvals of their drugs and biologics. In 2024, the U.S. Food and Drug Administration (the “FDA”) granted marketing authorization for our SmartFlow cannula to be used to deliver a gene therapy for the treatment of aromatic L-amino acid decarboxylase (“AADC”) deficiency directly to regions of interest within the brain.

Our Products and Services

The ClearPoint System

Our ClearPoint system is an integrated system comprised of hardware components, disposable components and intuitive, menu-driven software.

ClearPoint Hardware. Our hardware components consist primarily of a head fixation frame, computer workstation and in-room monitor. The head fixation frame immobilizes the patient’s head during the procedure, and it is designed to optimize the placement of an imaging head coil in proximity to the patient’s head. When performed in the MRI suite, the ClearPoint system software is installed on a computer workstation networked with an MRI scanner, for which we use a commercially available laptop computer. The in-room monitor allows the physician to view the display of our ClearPoint system workstation from the scanner room while performing the procedure.

ClearPoint Disposables. The disposable components of our ClearPoint system consist primarily of our SmartFrame trajectory device, a hand controller and related accessories, and our SmartFlow cannula. Our SmartFrame device is an adjustable trajectory guide that attaches to the patient’s skull and holds the targeting cannula. The hand controller attaches to our SmartFrame device, and it is used by the physician to adjust the roll, pitch, and X and Y orientation of the targeting cannula while the patient is in the MRI scanner. The accessories include all other components necessary to facilitate the MRI-guided neurosurgical procedure, such as our SmartGrid patch, which is an MRI-visible marking grid that enables rapid localization of the entry position into the brain, and our customized surgical draping, which creates a sterile field within the MRI scanner. The SmartFrame OR Stereotactic System is a single use disposable that does not require MRI guidance. For drug delivery procedures, our SmartFlow cannula, which is an MRI-compatible injection and aspiration cannula, serves as the vehicle for the delivery of the compound.

ClearPoint Software. Our ClearPoint system software guides the physician in surgical planning, device alignment, navigation to the target and procedure monitoring. The software uses image segmentation algorithms to help locate and identify our SmartFrame device and its targeting cannula, as well as the anatomical structures of the brain. The software also performs geometric computations to provide the physician with information regarding the positioning of instruments inserted into the patient’s brain relative to the target anatomical structures. At the completion of the procedure, the software generates an automated report that includes the key metrics from the procedure. In 2022, we received FDA approval for the ClearPoint Maestro Brain Model, a software tool which we designed to automate the process of identifying, labelling, and quantifying the volume and shape of brain structures visible in MRI images.

S-2

ClearPoint Therapeutic Solutions

Our ClearPoint Prism Neuro Laser Therapy System is indicated for use to necrotize or coagulate soft tissue through interstitial irradiation or thermal therapy for neuro applications under 3.0T MRI guidance. The laser system can be used in conjunction with the ClearPoint navigation platform to refine the desired trajectory for the laser therapy catheter and to confirm accurate laser catheter placement. The laser system consists of a mobile laser unit, Thermoguide software to monitor changes in tissue temperature during therapy, and disposable laser applicator and magnetic resonance (“MR”) introducer components.

ClearPoint Services

We provide consulting services to our pharmaceutical and other medical technology partners for improving outcome predictability and optimizing preclinical and clinical workflows. Our expertise is concentrated in benchtop testing, preclinical studies, clinical trial support, regulatory consultation, and over-arching translation from the preclinical to the clinical setting to enhance accuracy and precision of drug delivery. In 2021, we expanded our expertise to include in vivo biology services in large and small research models to assist our customers with establishing drug safety prior to and in support of human clinical trials.

Regulatory Status

Our ClearPoint system 510(k) clearance from the FDA permits us to market and promote our ClearPoint system in the U.S. for use in general neurosurgical procedures, which includes procedures such as biopsies, laser catheter insertions, and deep brain stimulation lead and electrode insertions. This is the same general indication for use that applies to other devices that have traditionally been used in the performance of stereotactic neurosurgical procedures. In the EU, UK, Taiwan, and Brazil, our approval carries a similar indication for use.

In the United States, our SmartFlow cannula has received 510(k) clearance for injection of Cytarabine or for removal of cerebrospinal fluid (“CSF”) from the ventricles and De Novo marketing authorization for intraputaminal administration of eladocagene exuparvovec-tneq for the treatment of adult and pediatric patients with AADC deficiency. It has also received CE mark for the injection of approved fluids into the brain. Delivery of other therapeutic agents using our SmartFlow cannula is investigational. The SmartFlow cannula is a disposable device intended for single patient use only and is not intended for implant.

Our development partner CLS received 510(k) clearance for its laser system to necrotize or coagulate soft tissue through interstitial irradiation or thermal therapy in neuro applications under 3.0T MRI guidance. In the U.S., the laser system is commercialized by us as the ClearPoint Prism Neuro Laser Therapy System.

Our SmartFrame OR Stereotactic System received 510(k) clearance in 2024. SmartFrame OR is intended to provide stereotactic guidance for the placement and operation of instruments or devices during planning and operation of neurological procedures performed in conjunction with the use of a compatible optical stereotaxic navigation system using preoperative MRI and/or Computed Tomography (“CT”) imaging. These procedures include biopsies, catheter placement and electrode introduction, including the placement of deep brain stimulation (“DBS”) leads. SmartFrame OR is a disposable device intended for single patient use only.

Corporate Information

Our principal executive offices are located at 120 S. Sierra Ave., Suite 100, Solana Beach, California, 92075 and our telephone number at that address is (888) 287-9109. We maintain a corporate website at www.clearpointneuro.com. None of the information on or accessible through our websites is incorporated by reference in, or constitutes a part of, this prospectus or in any other filings with, or in any information furnished or submitted to, the U.S. Securities and Exchange Commission (“SEC”).

S-3

THE OFFERING

Issuer	ClearPoint Neuro, Inc.

Common Stock offered by us	275,808 Shares of our Common Stock.

Public Offering Price	$12.69 per Share.

Common Stock to be outstanding immediately prior to the closing of this offering	27,989,194 shares of Common Stock.

Common Stock to be outstanding immediately after the closing of this offering(1)	28,265,002 shares of Common Stock.

Use of proceeds	We estimate that the net proceeds from this offering will be approximately $2.6 million, after deducting estimated offering expenses payable by us. We currently intend to use the net proceeds from this offering for general corporate purposes which may include capital expenditures, working capital and general and administrative expenses. See “Use of Proceeds” on page S-8 of this prospectus supplement for a more complete description of the intended use of proceeds from this offering.

Risk factors Participation Rights

Investing in our Common Stock involves a high degree of risk. See the information contained in or incorporated by reference under the heading “Risk Factors” on page S-5 of this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement.

Until December 31, 2026, the Investors have the right, but not the obligation, to participate in any offering of shares of Common Stock, or any instruments convertible into shares of Common Stock, which, when considered as part of any broader related transaction or transactions, as applicable, is primarily for capital raising purposes (a “Subsequent Offering”) that would in the aggregate (and collectively among all Investors) equal a purchase price of up to $1.5 million. The Investors may participate on the same terms, conditions and price provided to other investors in such Subsequent Offering.

Nasdaq Capital Market symbol	“CLPT”.

(1) The number of shares of our Common Stock to be outstanding after this offering is based on 27,989,194 shares of Common Stock outstanding as of May 7, 2025, and excludes, as of that date, the following:

•	1,346,615 shares of Common Stock issuable upon exercise of outstanding stock options with a weighted average exercise price of $6.16 per share;

•	1,724,882 shares of Common Stock issuable upon vesting of outstanding restricted stock units (“RSUs”);

•	707,474 shares of Common Stock available for future grant under our Fifth Amended and Restated 2013 Incentive Compensation Plan; and

•	138,998 shares of Common Stock available for future grant under our 2021 Employee Stock Purchase Plan.

Except as otherwise indicated, all information in this prospectus supplement reflects and assumes the following:

•	no issuance, exercise or settlement of stock-based awards under our equity incentive plan or employee stock purchase plan.

S-4

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described below and discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, before deciding whether to purchase any securities in this offering. Each of the risk factors could adversely affect our business, operating results, financial condition and prospects, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

Risks Related to This Offering and Our Common Stock

As an investor, you may lose all of your investment.

Investing in our Common Stock involves a high degree of risk. As an investor, you may never recoup all, or even part, of your investment and you may never realize any return on your investment. You must be prepared to lose all of your investment.

Our management might apply the net proceeds from this offering in ways with which you do not agree and in ways that may impair the value of your investment.

Because we have not designated the amount of net proceeds from this offering to be used for any particular purpose, our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of the offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. Our management might apply these proceeds in ways with which you do not agree, or in ways that do not improve our financial condition or market value, which could compromise our ability to pursue our growth strategy and adversely affect the market price of our Common Stock.

A substantial number of shares of Common Stock may be sold in the market following this offering, which may depress the market price for our Common Stock.

Sales of a substantial number of shares of our Common Stock in the public market following this offering could cause the market price of our Common Stock to decline. All of the Shares of Common Stock sold in this offering upon issuance will be freely tradable without restriction or further registration under the Securities Act.

Our stock price has been and may be volatile in the future, and as a result, investors in our securities could incur substantial losses.

There can be no guarantee that our stock price will remain at current prices or that future sales of our Common Stock will not be at prices lower than those sold to investors. We may incur rapid and substantial increases or decreases in our stock price in the foreseeable future attributable to various factors including those discussed in the “Risk Factors” section in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein and in any free writing prospectus we authorize for use in connection with this offering. Some factors may be unrelated to our operating performance or prospects or may be beyond our control. The price for our Common Stock may be influenced by many factors, including investor reaction to our business strategy; the success of our services, products, or technologies; compliance with Nasdaq listing standards; variations in our financial results; any major change in our board or management; or our involvement in regulatory investigations or litigation. In addition, if one or more analysts covering our business downgrade their evaluations of our Common Stock or the stock of other companies in our industry, the price of our Common Stock could decline. If one or more analysts cease to cover our Common Stock, we could lose visibility in the market for our Common Stock, which in turn could cause our stock price to decline.

S-5

Since our stock price may continue to be volatile in the future, investors in our Common Stock could incur substantial losses. In the past, following periods of volatility in the market, securities class-action litigation has often been instituted against companies. Securities litigation and stockholder activism, including potential proxy contests, could result in substantial costs and divert management's and our board of directors' attention and resources from our business. Such securities litigation and stockholder activism could give rise to perceived uncertainties as to our future, adversely affect our relationships with service providers and make it more difficult to attract and retain qualified personnel. We may be required to incur significant legal fees and other expenses related to any securities litigation and activist stockholder matters. Further, our stock price could be subject to significant fluctuation or otherwise be adversely affected by the events, risks and uncertainties of any securities litigation and stockholder activism.

Future sales of our Common Stock, or the perception that such future sales may occur, may cause our stock price to decline.

Sales of a substantial number of shares of our Common Stock in the public market, or the perception that these sales could occur, following this offering could cause the market price of our Common Stock to decline and impair our ability to raise capital through the sale of additional equity securities.

We have not paid dividends in the past and do not expect to pay dividends in the future. As a result, you must rely on stock appreciation for any return on your investment.

We have never declared or paid cash dividends on our capital stock. We currently intend to retain all future earnings for the operation and expansion of our business and, therefore, do not anticipate declaring or paying cash dividends in the foreseeable future. Any payment of cash dividends will depend on our financial condition, results of operations, capital requirements and other factors and will be at the discretion of our board of directors. Accordingly, you will have to rely on capital appreciation, if any, to earn a return on your investment in our Common Stock.

We may need additional financing following this offering to execute our business plan and fund operations, which additional financing may not be available on reasonable terms, or at all.

As of December 31, 2024, we had total assets of approximately $39 million and net working capital of approximately $23 million. As of December 31, 2024, our working capital included approximately $20 million of cash and cash equivalents. We believe that the net proceeds of this offering, plus our cash on-hand as of the date of this prospectus supplement is sufficient to fund our proposed operating plan for at least 12 months from the close of this offering. However, if we were to fall short of our projections, we may need additional capital to fund our continued operations. If necessary, we intend to seek additional funds through various financing sources, including the sale of our equity securities and divestures of assets. In addition, we will consider alternatives to our current business plan that may enable to us to achieve positive cash flow with a smaller amount of capital. However, there can be no guarantees that plans will be successful, or funds will be available on commercially reasonable terms, if at all. If such financing is not available on satisfactory terms, we may be unable to further pursue our business plan and we may be unable to continue operations, in which case you may lose your entire investment. Obtaining additional financing contains risks, including:

•	additional equity financing may not be available to us on satisfactory terms and any equity we are able to issue would lead to dilution for current stockholders;
•	loans or other debt instruments may have unfavorable terms and/or conditions, such as interest rate, restrictive covenants and control or revocation provisions;
•	the current environment in capital markets combined with our capital constraints may prevent us from being able to obtain adequate financing; and
•	if we fail to satisfy covenants we are subject to or are unable to obtain additional financing to fund losses in our business, we may need to seek bankruptcy protection.

S-6

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement,  the accompanying prospectus and the documents we have filed with the SEC that are incorporated by reference herein and therein contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements include statements related to our anticipated financial performance, business prospects and strategy; anticipated trends and prospects in the various industries in which our businesses operate; new products, services and related strategies; and other similar matters. These forward-looking statements can be identified by the use of terminology such as "anticipate," "believe," "estimate," "expect," "intend," "project," "will," or the negative thereof or other variations thereon or comparable terminology. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements. Factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include those factors listed in the “Risk Factors” section in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein and in any free writing prospectus we authorize for use in connection with this offering.

Given these risks, uncertainties and other factors, many of which are beyond our control, we cannot assure you that the forward-looking statements in this prospectus supplement, or incorporated by reference herein, will prove to be accurate. Other unknown or unpredictable factors that could also adversely affect our business, financial condition and results of operations may arise from time to time. In light of these risks and uncertainties, the forward-looking statements discussed in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein and in any free writing prospectus we authorize for use in connection with this offering may not prove to be accurate and, accordingly, you should not place undue reliance on these forward-looking statements which only reflect the views of our management as of the date hereof or thereof (as applicable). Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. Except as required by law, we do not undertake any obligation to update forward-looking statements to reflect events or developments occurring after the date of this prospectus supplement, even if new information becomes available in the future.

S-7

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $2.6 million, after deducting estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for general corporate purposes which may include capital expenditures, working capital and general and administrative expenses.

Our expected use of net proceeds from the sale of Shares of Common Stock in this offering represents our intentions based upon our present plans and business conditions, which could change in the future as our plans and business conditions evolve. The amount and timing of our actual expenditures will depend upon numerous factors, including the results of our operations and the factors described under “Risk Factors” located elsewhere in this prospectus supplement, the accompanying base prospectus and in the information incorporated by reference herein or therein. We have not determined the amount of net proceeds to be used specifically for such purposes and, as a result, management will retain broad discretion over the allocation of net proceeds and investors will be relying on our judgment regarding the application of the net proceeds from this offering.

S-8

PLAN OF DISTRIBUTION

We entered into a securities purchase agreement (“Securities Purchase Agreement”) dated May 12, 2025, directly with the Investors in connection with this offering, and we will only sell to investors who have entered into the Securities Purchase Agreement with us. Contemporaneously with the entry into the Securities Purchase Agreement, we entered into a note purchase agreement with the Investors.

We expect to deliver 275,808 Shares of Common Stock being offered pursuant to this prospectus supplement on or about May 12, 2025, subject to satisfaction of certain closing conditions.

Determination of Offering Price

The offering price of the Shares we are offering was negotiated between us and the investors in the offering based on the trading price of our Common Stock prior to the offering, among other things.

Fees and Expenses

We expect that the total expenses of the offering payable by us will be approximately $0.9 million.

Nasdaq Capital Market Listing

Our Common Stock is currently traded on The Nasdaq Capital Market under the symbol “CLPT.” On May 9, 2025, the last reported sale price of our Common Stock was $14.11 per share.

Participation Right

Pursuant to the Securities Purchase Agreement, until December 31, 2026, we have agreed to grant to the Investors the right to participate in any offering in which we offer shares of Common Stock or any instruments convertible into shares of Common Stock which, which, when considered as part of any broader related transaction or transactions, as applicable, is primarily for capital raising purposes (excluding any issuances of Common Stock or instruments convertible into shares of Common Stock made (i) in connection with a collaboration, technology license, development or other similar agreement or strategic acquisition or partnership, (ii) pursuant to an at the market offering program, including pursuant the At-The-Market Equity Offering Sales Agreement, dated November 7, 2024, by and between us and Stifel, Nicolaus & Company, or (iii) pursuant to a private placement or registered direct offering in connection with which no placement agent is appointed) (a “Proposed Offering”).

The Investors have the right, but not the obligation, to purchase shares of Common Stock, or such instruments convertible into shares of Common Stock, as applicable, to be sold in such Proposed Offering (without regard to the exercise of any over-allotment option) at the same price per security at which the securities offered in the offering are being offered to investors, before excluding underwriters’ discounts and commissions or placement agent fees, as applicable and otherwise on terms at least as favorable as those granted to any other participant in the Proposed Offering, that would in the aggregate (and collectively among all Investors) equal a purchase price of up to $1.5 million (such right, the “Offering Participation Right”). The Offering Participation Right shall terminate and expire on the earlier to occur of: (i) December 31, 2026 and (ii) the date on which the Offering Participation Right has been exercised in full.

S-9

Other

The foregoing does not purport to be a complete statement of the terms and conditions of the Securities Purchase Agreement. A copy of the form of Securities Purchase Agreement with the purchasers will be included as an exhibit to our Current Report on Form 8-K to be filed with the SEC and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part. See “Where You Can Find More Information” and “Information Incorporated by Reference.”

No action has been or will be taken in any jurisdiction (except in the United States) that would permit a public offering of the securities offered by this prospectus supplement and accompanying prospectus, or the possession, circulation or distribution of this prospectus supplement and accompanying prospectus or any other material relating to us or the securities offered hereby in any jurisdiction where action for that purpose is required. Accordingly, the securities offered hereby may not be offered or sold, directly or indirectly, and neither of this prospectus supplement and accompanying prospectus nor any other offering material or advertisements in connection with the securities offered hereby may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

S-10

LEGAL MATTERS

The validity of the Shares of Common Stock offered by this prospectus supplement will be passed upon by Sheppard, Mullin, Richter, & Hampton, LLP, San Diego, California.

EXPERTS

The audited financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Cherry Bekaert LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, with respect to the Shares of Common Stock we are offering under this prospectus supplement. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus supplement, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Whenever a reference is made in this prospectus supplement to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated herein by reference for a copy of such contract, agreement or other document.

We are currently subject to the reporting requirements of the Exchange Act and in accordance therewith file periodic reports, proxy statements and other information with the SEC. Our SEC filings are available to you on the SEC’s website at www.sec.gov and in the “Investor” section of our website at www.clearpointneuro.com. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus supplement or the accompanying prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement. Information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement, while information that we file later with the SEC will automatically update and supersede the information in this prospectus supplement. We incorporate by reference into this prospectus supplement the information or documents listed below that we have filed with the SEC (Commission File No. 001-34822):

•	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 26, 2025 (the “Annual Report”);

•	portions of our Definitive Proxy Statement on Schedule 14A, filed on April 9, 2025, that are incorporated by reference into Part III of the Annual Report;

•	our Current Reports on Form 8-K filed with the SEC on February 26, 2025 and May 12, 2025; and

•	The description of Common Stock set forth in our Registration Statement on Form 8A12B, filed with the SEC on December 6, 2019 pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

S-11

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus supplement and to be part hereof from the date of filing of such reports and other documents.

Notwithstanding the foregoing, we are not incorporating by reference any documents, portions of documents, exhibits or other information, whether specifically listed above or filed in the future, that is deemed to have been furnished to, rather than filed with, the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

Any statement contained in a document incorporated by reference into this prospectus supplement shall be deemed to be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference in this prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon written or oral request of any such person, a copy of any or all of the documents that has been or may be incorporated by reference into this prospectus supplement (excluding certain exhibits to the documents) at no cost. Any such request may be made in writing or by telephoning our Investor Relations department at the following address or telephone number:

ClearPoint Neuro, Inc.

120 S. Sierra Ave., Suite 100

Solana Beach, CA 92075

Attn: Investor Relations Department

(888) 287-9109

You may also access the documents incorporated by reference in this prospectus supplement on the SEC’s website at www.sec.gov or through our website at www.clearpointneuro.com. The reference to our website is an inactive textual reference only and, except for the specific incorporated documents listed above, the information contained in or accessible through our website does not constitute a part of this prospectus supplement and is not incorporated by reference into this prospectus supplement.

Any statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

S-12

As filed with the Securities and Exchange Commission on November 9, 2023

Registration No. 333-

_____________________________________________________________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________________________________________________

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

_____________________________________________________________________

CLEARPOINT NEURO, INC.

(Exact name of registrant as specified in its charter)

_____________________________________________________________________

Delaware	58-2394628
(State or other jurisdiction	(I.R.S Employer
of incorporation or organization)	Identification No.)

120 S. Sierra Ave., Suite 100

Solana Beach, California 92075

(888) 287-9109

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

_____________________________________________________________________

Joseph M. Burnett

Chief Executive Officer and President

120 S. Sierra Ave., Suite 100

Solana Beach, California 92075

(888) 287-9109

(Name, address, including zip code, and telephone number, including area code, of agent for service)

_____________________________________________________________________

With copies to:

Richard F. Mattern, Esq.

Bass, Berry & Sims PLC

100 Peabody Place, Suite 1300

Memphis, Tennessee 38103

Telephone (901) 543-5933

_____________________________________________________________________

From time to time after the effectiveness of the registration statement

(Approximate date of commencement of proposed sale to the public)

_____________________________________________________________________

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	A Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated November 9, 2023

PROSPECTUS

$120,000,000

Common Stock
Preferred Stock
Warrants
Debt Securities
Units

___________________

We may offer and sell from time to time, in one or more series or issuances and on terms that we will determine at the time of the offering, any combination of the securities described in this prospectus, up to an aggregate amount of $120,000,000.

We will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities and their compensation will be described in the applicable prospectus supplement.

___________________

Investing in our securities involves a high degree of risk. Before making an investment decision, please read the information under the heading “Risk Factors” beginning on page 2 of this prospectus and in the documents incorporated by reference into this prospectus.

Our common stock is listed on The Nasdaq Capital Market under the symbol “CLPT.” On November 6, 2023, the last reported sale price of our common stock was $6.01 per share.

___________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

___________________

Prospectus dated , 2023

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may offer to sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $120,000,000. Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the applicable prospectus supplement, including all documents incorporated herein and therein by reference, together with additional information described under “Where You Can Find More Information” below.

This prospectus does not include all of the information that is in the registration statement. We omitted certain parts of the registration statement from this prospectus as permitted by the SEC. We refer you to the registration statement and its exhibits for additional information about us and the securities that may be sold under this prospectus.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement, if any, is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

References in this prospectus to “ClearPoint Neuro,” the “Company,” “we,” “us,” “our” and similar terms refer to ClearPoint Neuro, Inc., unless we state otherwise or the context otherwise requires.

ClearPoint Neuro®, ClearPoint®, SmartFlow®, SmartFrame®, SmartGrid®, Inflexion®, SmartTwist®, SmartTip®, ClearPoint Maestro®, ClearPoint Revolution™, SmartFrame Array®, ClearPoint Orchestra™, ClearPoint Prism™, SmartFlow Flex™, ClearPointer™, When Your Path is Unclear, We Point The Way®, and MRI Interventions® are trademarks of ClearPoint Neuro, Inc. Any other trademarks, trade names or service marks referred to in, or incorporated into, this prospectus are the property of their respective owners.

1

OUR COMPANY

Overview

We are a commercial-stage medical device company that develops and commercializes innovative platforms for performing minimally invasive surgical procedures in the brain. We have deployed significant resources to fund our efforts to develop the foundational capabilities for enabling MRI-guided interventions, building an intellectual property portfolio, and identifying and building out commercial applications for the technologies developed by our company. Beginning in 2021, our efforts have expanded beyond the MRI suite to encompass development and commercialization of new neurosurgical device products for the operating room. In 2022, we commercialized the ClearPoint Prism Neuro Laser Therapy System as our first therapy product offering. We have exclusive global commercialization rights to the ClearPoint Prism Neuro Laser Therapy System through our Swedish partner, Clinical Laserthermia Systems (“CLS”).

Since 2020, we have evolved to become a company comprised of two parts. The first foundational part is a medical device company providing medical devices for neurosurgery applications. The second part is focused on partnerships in the biologics and drug delivery space.

Since 2021, a growing part of our revenue is derived from consulting services to pharmaceutical and biotech companies, academic institutions, or contract research organizations having a focus on biologics and drug delivery. Our services include protocol consultation and solutions for pre-clinical study design and execution. Currently, we have more than 50 biologics and drug delivery customers who are evaluating or using our products and services in trials to inject gene and cell therapies directly into the brain. These relationships involve drug development programs that are at various stages of development ranging from preclinical research to late-stage regulatory trials for multiple distinct disease states. This part of our business potentially represents the largest opportunity for growth; however, our ability to grow in this market is dependent on our ability to maintain and establish new relationships with customers, such customers' continuation of research and product development plans, and such customers achieving success in completion of clinical trials and subsequent regulatory approvals of their drugs and biologics.

Substantially all our revenue relates to (i) sales of our ClearPoint system products and related services and (ii) consulting services from our customers in the biologics and drug delivery space. We have financed our operations and internal growth primarily through the sale of equity securities and the issuance of convertible and other secured notes. We have incurred significant losses since our inception in 1998 as we have devoted substantial efforts to research and development. As of September 30, 2023, we had accumulated losses of $167.8 million. We may continue to incur operating losses as we expand our ClearPoint system platform and our business generally.

Corporate Information

We were originally incorporated in Delaware in 1998. On February 12, 2020, the Company changed its corporate name from MRI Interventions, Inc. to ClearPoint Neuro, Inc. Our principal executive offices are located at 120 S. Sierra Ave., Suite 100, Solana Beach, California 92075. Our telephone number is (888) 287-9109. Our website address is www.clearpointneuro.com. We have included our website address in this prospectus solely as an inactive textual reference. The information contained on the website is not incorporated by reference into this prospectus, and should not be considered part of this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. See “Item 1A—Risk Factors” in our most recent Annual Report on Form 10-K incorporated by reference in this prospectus and in any subsequent Quarterly Report on Form 10-Q and the “Risk Factors” section in the applicable prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase our securities. Before you invest in our securities, you should carefully consider these risks as well as other information we include or incorporate by reference into this prospectus and the applicable prospectus supplement. The risks and uncertainties we have described are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus.

2

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the other documents we have filed with the SEC that are incorporated herein by reference contain forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, including statements regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management, are forward-looking statements. The forward-looking statements may relate to our expectations for performance, revenues and costs, and the adequacy of cash and cash equivalent balances and short-term investments to support operations and meet future obligations. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements, expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these words. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, any prospectus supplement and the other documents we have filed with the SEC, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain.

In evaluating forward-looking statements, you should refer to the section titled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which we filed with the SEC on March 1, 2023, and any subsequent Quarterly Reports on Form 10-Q, each incorporated by reference in this prospectus, and in the “Risk Factors” section in the applicable prospectus supplement. See “Where You Can Find More Information.” As a result of these risk factors, we cannot assure you that the forward-looking statements will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We do not undertake to update any of the forward-looking statements after the date of this prospectus, except to the extent required by applicable securities laws.

This prospectus, any prospectus supplement and the other documents incorporated by reference herein and therein include statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe these industry publications and third-party research, surveys and studies are reliable, we have not independently verified such data.

3

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds we receive from our sale of the securities covered by this prospectus for general corporate purposes, which may include working capital, capital expenditures, research and development expenditures, clinical trial expenditures, commercial expenditures, possible acquisitions, in-license or other investment in products, technologies or businesses that are complementary to our business. Additional information on the use of net proceeds we receive from the sale of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

PLAN OF DISTRIBUTION

We may sell securities in any of the ways described below or in any combination:

•	through one or more underwriters;
•	through dealers, who may act as agents or principal (including a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction);
•	through one or more agents;
•	through registered direct offerings;
•	as part of a collaboration with a third party;
•	as part of an acquisition or merger with a third party;
•	through at-the-market issuances;
•	in privately negotiated transactions; or
•	directly to purchasers or to a single purchaser.

The distribution of the securities by us may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement will describe the terms of the offering of the securities, including the following, as applicable:

•	the terms of the securities being offered, including the public offering price of the securities and the proceeds to us;
•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;
•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;
•	any options under which underwriters may purchase additional securities from us;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchanges on which the securities may be listed.

Only the agents or underwriters named in each prospectus supplement are agents or underwriters in connection with the securities being offered thereby.

We may authorize underwriters, dealers or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in each applicable prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will be subject only to those conditions set forth in each applicable prospectus supplement, and each prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

4

We may indemnify agents, underwriters, dealers, or other third parties who participate in the distribution of securities against certain liabilities, including liabilities under the Securities Act, and agree to contribute to payments which these agents, underwriters, dealers, or other third parties may be required to make. Agents, underwriters, dealers and such other third parties may be customers of, engage in transactions with, or perform services for us in the ordinary course of business. We may also use underwriters or such other third parties with whom we have a material relationship. We will describe the nature of any such relationship in the applicable prospectus supplement.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if a prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as our agents. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. Each prospectus supplement will identify and describe any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may engage in transactions with or perform services for us in the ordinary course of business.

Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriters involved in the sale of the securities may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority.

Our common stock is listed on The Nasdaq Capital Market. Underwriters may make a market in our common stock, but will not be obligated to do so and may discontinue any market making at any time without notice. We can make no assurance as to the development, maintenance or liquidity of any trading market for the securities.

Certain persons participating in an offering may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with rules and regulations under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a short covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

5

DESCRIPTION OF COMMON STOCK

The following description of Common Stock is a summary and is qualified in its entirety by reference to the actual terms and provisions contained in our Amended and Restated Certificate of Incorporation, as amended from time to time (the “Certificate of Incorporation”), and our Fourth Amended and Restated Bylaws, as amended from time to time (the “Bylaws”), each of which is filed as an exhibit to our Annual Report on Form 10-K. We encourage you to read our Certificate of Incorporation, our Bylaws, and the applicable provisions of the Delaware General Corporation Law (“DGCL”), for additional information.

General

Our authorized capital stock consists of 90,000,000 shares of our common stock, par value $0.01 per share (“Common Stock”). As of November 1, 2023, we had outstanding 24,620,567 shares of Common Stock held of record by approximately 230 stockholders.

Dividends

Subject to preferential rights that may be applicable to any then outstanding Preferred Stock, holders of Common Stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.

Voting Rights

Each holder of our Common Stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Under our Certificate of Incorporation and Bylaws, our stockholders do not have cumulative voting rights. Because of this, the holders of a majority of the shares of Common Stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose.

Liquidation Rights

In the event of our liquidation, dissolution or winding up, after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any outstanding shares of Preferred Stock, holders of Common Stock will be entitled to share ratably in the net assets legally available for distribution to stockholders.

Fully Paid and Nonassessable

The outstanding shares of our Common Stock are fully paid and nonassessable.

Absence of Other Rights

Holders of Common Stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to the Common Stock. The rights, preferences and privileges of the holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of Preferred Stock that we may designate in the future.

Delaware Anti-Takeover Statute

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, Section 203, subject to certain exceptions, prohibits a publicly held Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that such person or entity became an interested stockholder, unless:

•	prior to such date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

6

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding specified shares; or

•	at or subsequent to such date of the transaction that resulted in a person or entity becoming an interested stockholder, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

The application of Section 203 may limit the ability of stockholders to approve a transaction that they may deem to be in their best interests. In addition, Section 203 makes it more difficult for an interested stockholder to effect various business combinations with a corporation for a three-year period, although the stockholders may, by adopting an amendment to our Certificate of Incorporation or Bylaws, elect not to be governed by this section, effective 12 months after adoption.

In general, Section 203 defines “business combination” as:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of the corporation to or with the interested stockholder;

•	subject to certain exceptions, any transaction which results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any person that is:

•	the owner of 15% or more of the outstanding voting stock of the corporation;

•	an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date; or

•	an affiliate or associate of the above.

Our Certificate of Incorporation and Bylaws do not exclude us from the restrictions imposed under Section 203. We anticipate that the provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder.

Certificate of Incorporation and Bylaws Provisions

Our Certificate of Incorporation and Bylaws:

7

•	permits our board of directors to issue shares of Preferred Stock, with any rights, preferences and privileges as they may designate, including the right to approve an acquisition or other change in our control;

•	provides that the authorized number of directors may be changed only by resolution of the board of directors;

•	provides that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•	requires that any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent;

•	provides that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide notice in writing to our Secretary in a timely manner, not less than 90 nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders, provided, however, that if the date of the annual meeting is more than 30 days before or delayed more than 30 days after such anniversary date or there was no annual meeting in the preceding year, notice by the stockholder to be timely must be given, not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such annual meeting was first made. To be timely, a stockholder’s notice for nominations to be made at a special meeting must be made no earlier than the 120th day prior to such special meeting and not later than the 90th day prior to such special meeting or, if later, the 10th day following the day on which public announcement of the date of such special meeting was first made. Our Bylaws also specify requirements as to the form and content of a stockholder’s notice;

•	does not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose);

•	provides that special meetings of our stockholders may be called only by the chairman of the board of directors, our chief executive officer or by the board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors; and

•	provides that stockholders will be permitted to amend our Bylaws only upon receiving at least 66 2/3% of the votes entitled to be cast by holders of all outstanding shares then entitled to vote generally in the election of directors, voting together as a single class.

These and other provisions contained in our Certificate of Incorporation and Bylaws could delay or discourage some types of transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares over then current prices, and may limit the ability of stockholders to remove current management or approve transactions that stockholders may deem to be in their best interests and, therefore, could adversely affect the price of our Common Stock.

Listing

Our Common Stock is listed on The Nasdaq Capital Market under the symbol “CLPT.”

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Continental Stock Transfer & Trust Company.

8

DESCRIPTION OF PREFERRED STOCK

Under our Certificate of Incorporation, we have 25,000,000 authorized shares of preferred stock, $0.01 par value per share (“Preferred Stock”). Our board of directors has the authority, without further action by the stockholders, to issue up to that number of shares of Preferred Stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding. The board of directors may authorize the issuance of Preferred Stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the Common Stock. The issuance of Preferred Stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of the ClearPoint and may adversely affect the market price of our Common Stock and the voting and other rights of the holders of our Common Stock. As of the date hereof, we have no shares of Preferred Stock outstanding.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase shares of our Common Stock, Preferred Stock and/or debt securities in one or more series together with other securities or separately, as described in each applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the applicable warrant agreements and the applicable prospectus supplement for the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;
•	the currency or currency units in which the offering price, if any, and the exercise price are payable;
•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;
•	if applicable, the exercise price for shares of our Common Stock and the number of shares of Common Stock to be received upon exercise of the warrants;
•	if applicable, the exercise price for shares of our Preferred Stock, the number of shares of Preferred Stock to be received upon exercise, and a description of that class or series of our Preferred Stock;
•	if applicable, the exercise price for our debt securities, the amount of our debt securities to be received upon exercise, and a description of that series of debt securities;
•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if the warrants may not be continuously exercised throughout that period, the specific date or dates on which the warrants may be exercised;
•	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;
•	any applicable material U.S. federal income tax consequences;
•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;
•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;
•	if applicable, the date from and after which the warrants and the Common Stock, Preferred Stock and/or debt securities will be separately transferable;
•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
•	information with respect to book-entry procedures, if any;
•	the anti-dilution provisions of the warrants, if any;
•	any redemption or call provisions;
•	whether the warrants are to be sold separately or with other securities as parts of units; and
•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF DEBT SECURITIES

We may issue the debt securities offered by this prospectus and any accompanying prospectus supplement under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. We have filed a copy of the form of indenture as an exhibit to the registration statement in which this prospectus is included. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.

9

We may offer under this prospectus debt securities that, unless otherwise specified in the applicable prospectus supplement, will represent direct, unsecured obligations of the Company and will rank equally with all of our other unsecured indebtedness.

The following statements relating to the debt securities and the indenture are summaries, qualified in their entirety by reference to the detailed provisions of the indenture.

General

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC.

The prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:

•	the title of the series;
•	the aggregate principal amount;
•	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;
•	any limit on the aggregate principal amount;
•	the date or dates on which principal is payable;
•	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;
•	the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;
•	the place or places where principal and, if applicable, premium and interest, are payable;
•	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;
•	the denominations in which such debt securities may be issuable, if other than denominations of $1,000 or any integral multiple of that number;
•	whether the debt securities are to be issuable in the form of certificated securities (as described below) or global securities (as described below);
•	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;
•	the currency of denomination;
•	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;
•	if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;
•	if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index, then the manner in which such amounts will be determined;
•	the provisions, if any, relating to any collateral provided for such debt securities;
•	any addition to or change in the covenants and/or the acceleration provisions described in this prospectus or in the indenture;
•	any events of default, if not otherwise described below under “Events of Default”;
•	the terms and conditions, if any, for conversion into or exchange for shares of our Common Stock or Preferred Stock;
•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents; and
•	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of the Company.

We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement.

10

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Exchange and/or Conversion Rights

We may issue debt securities which can be exchanged for or converted into shares of our Common Stock or Preferred Stock. If we do, we will describe the terms of exchange or conversion in the prospectus supplement relating to these debt securities.

Transfer and Exchange

We may issue debt securities that will be represented by either:

•	“book-entry securities,” which means that there will be one or more global securities registered in the name of a depositary or a nominee of a depositary; or
•	“certificated securities,” which means that they will be represented by a certificate issued in definitive registered form.

We will specify in the prospectus supplement applicable to a particular offering whether the debt securities offered will be book-entry or certificated securities.

Certificated Debt Securities

If you hold certificated debt securities, you may transfer or exchange such debt securities at the trustee’s office or at the paying agent’s office or agency in accordance with the terms of the indenture. You will not be charged a service charge for any transfer or exchange of certificated debt securities but may be required to pay an amount sufficient to cover any tax or other governmental charge payable in connection with such transfer or exchange.

You may affect the transfer of certificated debt securities and of the right to receive the principal of, premium, and/or interest, if any, on the certificated debt securities only by surrendering the certificate representing the certificated debt securities and having us or the trustee issue a new certificate to the new holder.

Global Securities

If we decide to issue debt securities in the form of one or more global securities, then we will register the global securities in the name of the depositary for the global securities or the nominee of the depositary, and the global securities will be delivered by the trustee to the depositary for credit to the accounts of the holders of beneficial interests in the debt securities.

The prospectus supplement will describe the specific terms of the depositary arrangement for debt securities of a series that are issued in global form. None of our Company, the trustee, any payment agent or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

No Protection in the Event of Change of Control

The indenture does not have any covenants or other provisions providing for a put or increased interest or otherwise that would afford holders of our debt securities additional protection in the event of a recapitalization transaction, a change of control of the Company, or a highly leveraged transaction. If we offer any covenants or provisions of this type with respect to any debt securities covered by this prospectus, we will describe them in the applicable prospectus supplement.

Covenants

Unless otherwise indicated in this prospectus or the applicable prospectus supplement, our debt securities will not have the benefit of any covenants that limit or restrict our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.

11

Consolidation, Merger and Sale of Assets

We have agreed in the indenture that we will not consolidate with or merge into any other person or convey, transfer, sell or lease our properties and assets substantially as an entirety to any person, unless:

•	the person formed by the consolidation or into or with which we are merged or the person to which our properties and assets are conveyed, transferred, sold or leased, is a corporation organized and existing under the laws of the U.S., any state or the District of Columbia or a corporation or comparable legal entity organized under the laws of a foreign jurisdiction and, if we are not the surviving person, the surviving person has expressly assumed all of our obligations, including the payment of the principal of and, premium, if any, and interest on the debt securities and the performance of the other covenants under the indenture; and
•	immediately before and immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing under the indenture.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, the following events will be events of default under the indenture with respect to debt securities of any series:

•	we fail to pay any principal or premium, if any, when it becomes due;
•	we fail to pay any interest within 30 days after it becomes due;
•	we fail to observe or perform any other covenant in the debt securities or the indenture for 60 days after written notice specifying the failure from the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series; and
•	certain events involving bankruptcy, insolvency or reorganization of ClearPoint Neuro or any of our significant subsidiaries.

The trustee may withhold notice to the holders of the debt securities of any series of any default, except in payment of principal of or premium, if any, or interest on the debt securities of a series, if the trustee considers it to be in the best interest of the holders of the debt securities of that series to do so.

If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization) occurs, and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of any series may accelerate the maturity of the debt securities. If this happens, the entire principal amount, plus the premium, if any, of all the outstanding debt securities of the affected series plus accrued interest to the date of acceleration will be immediately due and payable. At any time after the acceleration, but before a judgment or decree based on such acceleration is obtained by the trustee, the holders of a majority in aggregate principal amount of outstanding debt securities of such series may rescind and annul such acceleration if:

•	all events of default (other than nonpayment of accelerated principal, premium or interest) have been cured or waived;
•	all lawful interest on overdue interest and overdue principal has been paid; and
•	the rescission would not conflict with any judgment or decree.

In addition, if the acceleration occurs at any time when we have outstanding indebtedness which is senior to the debt securities, the payment of the principal amount of outstanding debt securities may be subordinated in right of payment to the prior payment of any amounts due under the senior indebtedness, in which case the holders of debt securities will be entitled to payment under the terms prescribed in the instruments evidencing the senior indebtedness and the indenture.

If an event of default resulting from certain events of bankruptcy, insolvency or reorganization occurs, the principal, premium and interest amount with respect to all of the debt securities of any series will be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the debt securities of that series.

The holders of a majority in principal amount of the outstanding debt securities of a series will have the right to waive any existing default or compliance with any provision of the indenture or the debt securities of that series and to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, subject to certain limitations specified in the indenture.

12

No holder of any debt security of a series will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless:

•	the holder gives to the trustee written notice of a continuing event of default;
•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the affected series make a written request and offer reasonable indemnity to the trustee to institute a proceeding as trustee;
•	the trustee fails to institute a proceeding within 60 days after such request; and
•	the holders of a majority in aggregate principal amount of the outstanding debt securities of the affected series do not give the trustee a direction inconsistent with such request during such 60-day period.

These limitations do not, however, apply to a suit instituted for payment on debt securities of any series on or after the due dates expressed in the debt securities.

We will periodically deliver certificates to the trustee regarding our compliance with our obligations under the indenture.

Modification and Waiver

From time to time, we and the trustee may, without the consent of holders of the debt securities of one or more series, amend the indenture or the debt securities of one or more series, or supplement the indenture, for certain specified purposes, including:

•	to provide that the surviving entity following a change of control of the Company permitted under the indenture will assume all of our obligations under the indenture and debt securities;
•	to provide for certificated debt securities in addition to uncertificated debt securities;
•	to comply with any requirements of the SEC under the Trust Indenture Act of 1939;
•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;
•	to cure any ambiguity, defect or inconsistency, or make any other change that does not materially and adversely affect the rights of any holder; and
•	to appoint a successor trustee under the indenture with respect to one or more series.

From time to time we and the trustee may, with the consent of holders of at least a majority in principal amount of an outstanding series of debt securities, amend or supplement the indenture or the debt securities series, or waive compliance in a particular instance by us with any provision of the indenture or the debt securities. We may not, however, without the consent of each holder affected by such action, modify or supplement the indenture or the debt securities or waive compliance with any provision of the indenture or the debt securities in order to:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement, or waiver to the indenture or such debt security;
•	reduce the rate of or change the time for payment of interest or reduce the amount of or postpone the date for payment of sinking fund or analogous obligations;
•	reduce the principal of or change the stated maturity of the debt securities;
•	make any debt security payable in money other than that stated in the debt security;
•	change the amount or time of any payment required or reduce the premium payable upon any redemption, or change the time before which no such redemption may be made;
•	waive a default in the payment of the principal of, premium, if any, or interest on the debt securities or a redemption payment;
•	waive a redemption payment with respect to any debt securities or change any provision with respect to redemption of debt securities; or
•	take any other action otherwise prohibited by the indenture to be taken without the consent of each holder affected by the action.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

The indenture permits us, at any time, to elect to discharge our obligations with respect to one or more series of debt securities by following certain procedures described in the indenture. These procedures will allow us either:

•	to defease and be discharged from any and all of our obligations with respect to any debt securities except for the following obligations (which discharge is referred to as “legal defeasance”):

(1)	to register the transfer or exchange of such debt securities;

13

(2)	to replace temporary or mutilated, destroyed, lost or stolen debt securities;

(3)	to compensate and indemnify the trustee; or

(4)	to maintain an office or agency in respect of the debt securities and to hold monies for payment in trust; or

In order to exercise either defeasance option, we must deposit with the trustee or other qualifying trustee, in trust for that purpose:

•	money;
•	U.S. Government Obligations (as described below) or Foreign Government Obligations (as described below) which through the scheduled payment of principal and interest in accordance with their terms will provide money; or
•	a combination of money and/or U.S. Government Obligations and/or Foreign Government Obligations sufficient in the written opinion of a nationally-recognized firm of independent accountants (solely in the case of any U.S. Government Obligations or Foreign Government Obligations) to provide money;

which in each case specified above, provides a sufficient amount to pay the principal of, premium, if any, and interest, if any, on the debt securities of the series, on the scheduled due dates or on a selected date of redemption in accordance with the terms of the indenture.

In addition, defeasance may be effected only if, among other things:

•	in the case of either legal or covenant defeasance, we deliver to the trustee an opinion of counsel, as specified in the indenture, stating that as a result of the defeasance neither the trust nor the trustee will be required to register as an investment company under the Investment Company Act of 1940;
•	in the case of legal defeasance, we deliver to the trustee an opinion of counsel stating that we have received from, or there has been published by, the Internal Revenue Service a ruling to the effect that, or there has been a change in any applicable federal income tax law with the effect that (and the opinion shall confirm that), the holders of outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes solely as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner, including as a result of prepayment, and at the same times as would have been the case if legal defeasance had not occurred;
•	in the case of covenant defeasance, we deliver to the trustee an opinion of counsel to the effect that the holders of the outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if covenant defeasance had not occurred; and
•	certain other conditions described in the indenture are satisfied.

If we fail to comply with our remaining obligations under the indenture and any applicable supplemental indenture after a covenant defeasance of the indenture and any applicable supplemental indenture, and the debt securities are declared due and payable because of the occurrence of any undefeased event of default, the amount of money and/or U.S. Government Obligations and/or Foreign Government Obligations on deposit with the trustee could be insufficient to pay amounts due under the debt securities of the affected series at the time of acceleration. We will, however, remain liable in respect of these payments.

The term “U.S. Government Obligations” as used in the above discussion means securities which are direct obligations of or non-callable obligations guaranteed by the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

The term “Foreign Government Obligations” as used in the above discussion means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars (1) direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged or (2) obligations of a person controlled or supervised by or acting as an agent or instrumentality of such government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which in either case under clauses (1) or (2), are not callable or redeemable at the option of the issuer.

14

Regarding the Trustee

We will identify the trustee with respect to any series of debt securities in the prospectus supplement relating to the applicable debt securities. You should note that if the trustee becomes a creditor of ClearPoint Neuro, the indenture and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act of 1939, it must eliminate such conflict or resign.

The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee. If an event of default occurs and is continuing, the trustee, in the exercise of its rights and powers, must use the degree of care and skill of a prudent person in the conduct of his or her own affairs. Subject to that provision, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee reasonable indemnity or security.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;
•	identification and description of the separate constituent securities comprising the units;
•	the price or prices at which the units will be issued;
•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;
•	a discussion of certain United States federal income tax considerations applicable to the units; and
•	any other terms of the units and their constituent securities.

15

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC for the securities offered by this prospectus. This prospectus does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information.

We are subject to the informational requirements of the Exchange Act and, in accordance with the Exchange Act, are required to file annual, quarterly and current reports, proxy and information statements and other information with the SEC. Such annual, quarterly and current reports, proxy and information statements and other information can be reviewed by accessing the SEC’s website at www.sec.gov. This information is also available on the investor relations section of our website, which is located at www.clearpointneuro.com. Information on, or accessible through, our website is not part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information we have filed with it into our registration statement of which this prospectus is a part, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference into this prospectus the documents listed below and any additional documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date we file this prospectus, except for information “furnished” under Items 2.02, 7.01 or 9.01 on Form 8-K or other information “furnished” to the SEC which is not deemed filed and not incorporated in this prospectus until the termination of the offering of securities described in the applicable prospectus supplement.

We hereby incorporate by reference the following documents and information:

•	our Annual Report on Form 10-K for the year ended December 31, 2022, filed on March 1, 2023;
•	the information in our proxy statement filed on April 14, 2023, to the extent incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2022;
•	our Quarterly Reports on Form 10-Q filed with the SEC on May 11, 2023, August 8, 2023 and November 9, 2023, respectively
•	our Current Reports on Form 8-K filed with the SEC on March 3, 2023, May 22, 2023, May 25, 2023, and August 1, 2023; and
•	the description of Common Stock set forth in the Registrant’s Registration Statement on Form 8A12B filed with the Commission on December 6, 2019, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

We will provide to each person, including any beneficial owners, to whom a prospectus is delivered, upon written or oral request of any such person, a copy of the reports and documents that have been incorporated by reference into this prospectus, at no cost. Any such request should be directed to: ClearPoint Neuro, Inc., 120 S. Sierra Avenue, Suite 100, Solana Beach, CA, 920755; Attention: Corporate Secretary. These documents are also available on the Investor Relations section of our website, which is located at http://www.clearpointneuro.com, or as described under “Where You Can Find More Information” above. The reference to our website address does not constitute incorporation by reference of the information contained on our websites.

Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

16

LEGAL MATTERS

The validity of the issuance of the securities offered pursuant to this prospectus will be passed upon for us by Bass, Berry & Sims PLC, Memphis, Tennessee. The validity of any securities will be passed upon for any underwriters or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The audited consolidated financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Cherry Bekaert LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

17

275,808 Shares of Common Stock

ClearPoint Neuro, Inc.

PROSPECTUS SUPPLEMENT

May 12, 2025